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Exhibit 10.22

FIRST AMENDMENT
TO THE
FOREST OIL CORPORATION AMENDED AND RESTATED
SALARY DEFERRAL COMPENSATION PLAN

        Effective as of December 31, 2005, Section 9 of the Forest Oil Corporation Amended and Restated Salary Deferral Compensation Plan is hereby amended by deleting Section 9 in its entirety and substituting it with the following:

  "9.    Claims Procedures.

          (a)    Presentation of Claim.    Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

          (b)    Notification of Decision.    The Committee shall consider a Claimant's claim within ten (10) days of receipt of the claim and shall notify the Claimant in writing:

            (i)    that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

            (ii)   that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner reasonably believed to be understood by the Claimant:

              (A)  a specific reason or reasons the claim was denied;

              (B)  specific reference(s) to the pertinent Plan provisions upon which the decision was based;

              (C)  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

              (D)  an explanation of the claim review procedure set forth below.

          (c)    Review of a Denied Claim.    Within sixty (60) days (180 days for a Disability claim) after receiving a notice from the Committee that a claim has been denied in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the request for the review is filed, the Claimant (or the Claimant's duly authorized representative):

            (i)    May, upon reasonable request and free of charge, have reasonable access to, and copies of, all pertinent documents, records and other information in the Company's possession;

            (ii)   will be informed of such other matters as the Committee deems relevant.

The Committee shall conduct a full and fair review of the claim and the initial adverse benefit determination and notify the Claimant in writing of its decision within sixty (60) days (45 days for a Disability claim) after receipt of Claimant's request for a review. In the case of an adverse benefit determination, the notification shall set forth (1) the specific reason or reasons for the adverse determination, (2) reference to the specific Plan provisions on which the determination is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, and (4) a statement describing the right to bring an action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended.

          (d)    Legal Action.    A Claimant's compliance with the foregoing provisions of this Article 9 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan."

        IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed the 20th day of December, 2005.

FOREST OIL CORPORATION
By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel & Secretary

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FIRST AMENDMENT TO THE FOREST OIL CORPORATION AMENDED AND RESTATED SALARY DEFERRAL COMPENSATION PLAN